UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2020

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Liberty Global plc’s compensation arrangements with its management consist of cash compensation by salary, an annual bonus plan and multiyear long term equity incentive plans. Consistent with past practice on the same dates as is customary for the Company, on April 1, 2020, the Company established its new three-year, long-term equity incentive plan. In furtherance thereof, the Company issued restricted share units ("Units") and share appreciation rights ("SARs") to management as part of its regular multiyear, long-term incentive plan approved by the Company’s Compensation Committee (the “Committee”) covering the three-year period ending May 1, 2023. The Company’s long-term incentive plans serve the goals of incentivizing management to achieve share price growth aligned with the Company’s shareholders and promoting employee retention. References to “we”, “our”, “our company”, the “Company” and “us” refers to Liberty Global plc.

On April 1, 2020, the Committee established the plan, setting the three-year performance and service period, vesting dates and the target equity values for our executive officers, including our Chief Executive Officer and the other executive officers, who we expect to be among our five most highly compensated executive officers for fiscal 2020 (the “2020 NEOs”) and granting the relevant Units and SARs. With respect to 2019, those officers are Michael Fries, Chief Executive Officer & President; Charles Bracken, Chief Financial Officer; Bryan Hall, General Counsel; Enrique Rodriguez, Chief Technology Officer and Andrea Salvato, Chief Development Officer (who is expected to be an NEO). Equity awards are determined based upon each employee’s annual target equity value, of which sixty percent is delivered in Units and forty percent in SARs. Reflecting the approximate ratio of outstanding shares of the Company’s Class A and Class C ordinary shares, and past practice in its incentive plans, the Units and SARs are each issued in ordinary shares at a ratio of one-third Class A and two-thirds Class C. The 2020 Units and SARs are subject to forfeiture or acceleration in connection with certain termination of employment or change-in-control events consistent with the terms of the equity compensation granted in 2019.

Upon exercise of a SAR, the Company issues an amount of shares representing the value over the base price, adjusted for applicable tax withholding. Accordingly, the actual number of shares issued upon exercise of SARs will be less than the face amount granted. The Units and the SARs are subject to annual time-vesting over a three-year service period vesting on May 1 of each year in equal installments. The target annual equity values for our 2019 NEOs are: Mr. Fries $17,500,000; Mr. Bracken $6,000,000; Mr. Hall $4,000,000, Mr. Rodriguez $5,000,000 and Mr. Salvato $4,000,000. Sixty percent of the annual target equity values are represented by Units in Class A and Class C (respectively) granted as follows: Mr. Fries 215,800 Units in Class A and 431,600 Units in Class C; Mr. Bracken 73,988 Units in Class A and 147,976 Units in Class C; Mr. Hall 49,325 Units in Class A and 98,650 Units in Class C; Mr. Rodriguez 61,657 Units in Class A and 123,314 Units in Class C and Mr. Salvato 49,325 Units in Class A and 98,650 Units in Class C. Forty percent of the annual target equity value is represented by SARs; for our 2019 NEOs these SAR amounts are disclosed in Form 4 filings previously made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 3, 2020